                                                                   Exhibit 10.30



                       ===================================


                              INVESTMENT AGREEMENT


                                 by and between


                                  Revlon, Inc.


                                       and


                               Mafco Holdings Inc.


                             Dated February 20, 2004


                       ===================================

                                TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         ----
SECTION 1.     DEFINITIONS................................................................3

SECTION 2.     EXCHANGE OFFER.............................................................7

  2.1    INVESTOR EQUITY CONTRIBUTION.....................................................7

  2.2    INVESTOR STOCK SUBSCRIPTION......................................................7

  2.3    USE OF PROCEEDS..................................................................7

  2.4    CONDITIONS.......................................................................7

SECTION 3.     FIRST RIGHTS OFFERING......................................................8

  3.1    THE FIRST RIGHTS OFFERING........................................................8

  3.2    SUBORDINATION OF FIRST BASIC SUBSCRIPTION PRIVILEGE..............................9

  3.3    USE OF PROCEEDS..................................................................9

  3.4    CONDITIONS.......................................................................9

SECTION 4.     SECOND RIGHTS OFFERING....................................................10

  4.1    THE SECOND RIGHTS OFFERING......................................................10

  4.2    BACK-STOP OF THE SECOND RIGHT OFFERING..........................................12

  4.3    USE OF PROCEEDS.................................................................12

  4.4    CONDITIONS......................................................................12

SECTION 5.     THIRD STAGE OFFERINGS.....................................................12

  5.1    THIRD STAGE OFFERINGS...........................................................12

  5.2    BACK-STOP OF THE THIRD STAGE OFFERINGS..........................................12

  5.3    USE OF PROCEEDS.................................................................13

  5.4    CONDITIONS......................................................................13

SECTION 6.     REPRESENTATIONS AND WARRANTIES OF THE INVESTOR............................13

  6.1    ORGANIZATION....................................................................13

  6.2    DUE AUTHORIZATION...............................................................13

  6.3    DUE EXECUTION; ENFORCEABILITY...................................................13

  6.4    NO CONFLICTS....................................................................13

  6.5    INVESTMENT REPRESENTATIONS AND WARRANTIES.......................................14

SECTION 7.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................14

  7.1    ORGANIZATION....................................................................14

  7.2    DUE AUTHORIZATION...............................................................14

  7.3    DUE EXECUTION; ENFORCEABILITY...................................................14

  7.4    CONSENTS........................................................................15

  7.5    NO CONFLICTS....................................................................15

  7.6    BOARD OF DIRECTORS..............................................................15

  7.7    DUE ISSUANCE AND AUTHORIZATION OF CAPITAL STOCK.................................16

SECTION 8.     ADDITIONAL PROVISIONS.....................................................16

  8.1    REGISTRATION RIGHTS.............................................................16

  8.2    COOPERATION WITH THE DEBT REDUCTION TRANSACTIONS, THE FIRST RIGHTS OFFERING,
         THE SECOND RIGHTS OFFERING AND THE THIRD STAGE OFFERINGS........................16

  8.3    LEGEND..........................................................................17

  8.4    CONVERSION LOANS................................................................17

  8.5    FURTHER ASSURANCES..............................................................17

  8.6    INVESTOR CONDITIONS.............................................................17

SECTION 9.     MISCELLANEOUS.............................................................18

  9.1    NOTICES.........................................................................18

  9.2    INDEMNIFICATION.................................................................19

  9.3    SURVIVAL OF REPRESENTATIONS AND WARRANTIES ETC..................................19

  9.4    ASSIGNMENT......................................................................19

  9.5    ENTIRE AGREEMENT................................................................20

  9.6    WAIVERS AND AMENDMENTS..........................................................20

  9.7    GOVERNING LAW; JURISDICTION; VENUE; PROCESS.....................................20

  9.8    COUNTERPARTS....................................................................21

  9.9    HEADINGS........................................................................21

  9.10   THIRD PARTY BENEFICIARY.........................................................21

   EXHIBIT A - Fidelity Support Agreement
   EXHIBIT B - Investor Support Agreement
   EXHIBIT C - Offering Circular

                              INVESTMENT AGREEMENT

         THIS INVESTMENT AGREEMENT (this "AGREEMENT") is made this 20th day of February 2004 by and between Revlon, Inc., a Delaware corporation (the "COMPANY"), and Mafco Holdings Inc., a Delaware corporation (the "INVESTOR").

                              W I T N E S S E T H:
                              -------------------

         WHEREAS, in connection with, and as part of, the Company's plan to reduce its indebtedness and strengthen its balance sheet and capital structure, the Company intends to commence the Debt Reduction Transactions;

         WHEREAS, as part of the Exchange Offer component of the Debt Reduction Transactions, the Company will be offering cash, in certain circumstances, to holders of up to an aggregate principal amount of $150 million of Exchange Notes, and the Investor is willing, as set forth herein and upon consummation of the Exchange Offer, to provide such cash amount;

         WHEREAS, in order to facilitate the Exchange Offer component of the Debt Reduction Transactions and to enhance the Company's debt reduction efforts, the Investor is willing, as set forth herein and upon consummation of the Exchange Offer, to the extent that a minimum of $150 million aggregate principal amount of Exchange Notes is not tendered into the Exchange Offer (other than the Initial Notes), to back-stop the Exchange Offer;

         WHEREAS, in order to permit the stockholders of the Company, other than the Investor, the right to acquire shares of Class A Common Stock at a purchase price of $2.50 per share in certain circumstances, the Company shall effect a rights offering (the "FIRST RIGHTS OFFERING") to distribute, on a pro rata basis and at no charge, non-transferable rights (the "FIRST RIGHTS") to each holder of record of Class A Common Stock and Class B Common Stock (together, the "COMMON STOCK"), as of a record date to be prior to the expiration of the Exchange Offer (the "FIRST RIGHTS OFFERING RECORD DATE"), to purchase shares ("FIRST RIGHTS SHARES") of Class A Common Stock;

         WHEREAS, each holder of First Rights, other than Investor, will be entitled to purchase its pro rata number of First Rights Shares (the "FIRST BASIC SUBSCRIPTION PRIVILEGE") at a price per First Rights Share equal to $2.50 per share (the "FIRST SUBSCRIPTION PRICE"), such that the aggregate number of First Rights Shares to be offered in the First Rights Offering multiplied by the First Subscription Price will equal the First Offering Amount;

         WHEREAS, each holder of First Rights who exercises in full its First Basic Subscription Privilege will be entitled, on a pro rata basis, to subscribe for additional First Rights Shares at the First Subscription Price, to the extent that other holders of First Rights do not exercise all of their First Rights in the First Basic Subscription Privilege; provided that such oversubscription privilege will be limited, in the aggregate, to those First Rights Shares underlying the First Rights of holders other than the Investor;

         WHEREAS, in addition to the Debt Reduction Transactions and the First Rights Offering and to further reduce the Company's indebtedness, subject to the terms and conditions set forth herein, on or prior to December 31, 2004, the Company will effect a second rights offering (the "SECOND RIGHTS OFFERING") to distribute, on a pro rata basis and at no charge, rights (the "SECOND RIGHTS") to each holder of record of Common Stock, as of a record date (the "SECOND RIGHTS OFFERING RECORD DATE") to be set by the Board of Directors of the Company (the "BOARD OF DIRECTORS"), to purchase shares ("SECOND RIGHTS SHARES") of Class A Common Stock;

         WHEREAS, each holder of Second Rights will be entitled to purchase its pro rata number of Second Rights Shares (the "SECOND BASIC SUBSCRIPTION PRIVILEGE") at a price per Second Rights Share to be set by the Board of Directors (the "SECOND SUBSCRIPTION PRICE"), such that the aggregate number of Second Rights Shares to be offered in the Second Rights Offering multiplied by the Second Subscription Price will equal the Second Offering Amount;

         WHEREAS, each holder of Second Rights who exercises in full its Second Basic Subscription Privilege will be entitled, on a pro rata basis, to subscribe for additional Second Rights Shares at the Second Subscription Price (the "SECOND OVER-SUBSCRIPTION PRIVILEGE"), to the extent that other holders of Second Rights do not exercise all of their Second Rights in the Second Basic Subscription Privilege;

         WHEREAS, in order to back-stop the Second Rights Offering, the Investor is willing, as set forth herein, to purchase, upon consummation of the Second Rights Offering and at the Second Subscription Price, such number of shares of Class A Common Stock as equals all of the Second Rights Shares that are not purchased by holders of Second Rights in the Second Rights Offering as part of their Second Basic Subscription Privilege and their Second Over-subscription Privilege;

         WHEREAS, in addition to the Debt Reduction Transactions, the First Rights Offering and the Second Rights Offering and to further reduce the Company's indebtedness subject to the terms and conditions set forth herein, on or prior to March 31, 2006, the Company will effect the Third Stage Offerings;

         WHEREAS, in order to facilitate the Third Stage Offerings and to enhance the Company's refinancing efforts, the Investor is willing, as set forth herein, to back-stop the Third Stage Offerings; and

         WHEREAS, the Board of Directors, has determined that the Exchange Offer, this Agreement and the transactions contemplated hereby are advisable and in the best interests of the Company.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Agreement, the parties hereto hereby agree as follows:

     Section 1. Definitions. For purposes of this Agreement, the following terms will have the meaning set forth below:

     "8 1/8% SENIOR NOTES" means the 8 1/8% Senior Notes due 2006 issued by RCPC and guaranteed by the Company.

     "8 5/8% SENIOR SUBORDINATED NOTES" means the 8 5/8% Senior Subordinated Notes due 2008 issued by RCPC and guaranteed by the Company.

     "9% SENIOR NOTES" means the 9% Senior Notes due 2006 issued by RCPC and guaranteed by the Company.

     "ADDITIONAL TENDERED NOTES" means those Exchange Notes validly tendered by any party and accepted by the Company in the Exchange Offer in excess of the aggregate principal amount of the Initial Notes.

     "AGREEMENT" means this Investment Agreement.

     "BOARD OF DIRECTORS" has the meaning assigned to it in the Preamble.

     "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

     "CLASS A COMMON STOCK" means the Company's Class A common stock, par value $0.01 per share.

     "CLASS B COMMON STOCK" means the Company's Class B common stock, par value $0.01 per share.

     "COMMON STOCK" has the meaning assigned to it in the Preamble.

     "COMPANY" has the meaning assigned to it in the Preamble.

     "CONVERSION LOANS" means, collectively, the Investor Advance, the Investor $100 Million Term Loan, the Investor $65 Million Line of Credit and the Investor $125 Million Term Loan.

     "DEBT REDUCTION TRANSACTIONS" means, collectively, the Exchange Offer, the Loan Conversion Transactions and the Preferred Stock Transactions.

     "DOL" means the U.S. Department of Labor.

     "DOLLARS" and "$" mean dollars in lawful currency of the United States of America.

     "EXCHANGE NOTES" means, collectively, the 8 1/8% Senior Notes, the 8 5/8% Senior Subordinated Notes and the 9% Senior Notes.

     "EXCHANGE OFFER" means the issuance of Class A Common Stock upon exchange for the Exchange Notes as described in the Offering Circular.

     "FIDELITY" means Fidelity Management & Research Co., a Delaware corporation.

     "FIDELITY SUPPORT AGREEMENT" means the agreement, dated February 11, 2004, as amended, by and between the Company and Fidelity with respect to, among other things, Fidelity's commitment to tender the Initial Fidelity Notes in the Exchange Offer, a copy of which is attached hereto as Exhibit A.

     "FIRST BASIC SUBSCRIPTION PRIVILEGE" has the meaning assigned to it in the Preamble.

     "FIRST OFFERING AMOUNT" means the quotient obtained by dividing (A) the sum of (i) the Investor Equity Contribution, if any, and (ii) the Investor Stock Subscription, by (B) the Investor's Ownership Percentage as of the First Rights Offering Record Date.

     "FIRST RIGHTS" has the meaning assigned to it in the Preamble.

     "FIRST RIGHTS OFFERING" has the meaning assigned to it in the Preamble.

     "FIRST RIGHTS OFFERING RECORD DATE" has the meaning assigned to it in the Preamble.

     "FIRST RIGHTS OFFERING REGISTRATION STATEMENT" has the meaning assigned to it in Section 3.1(a) hereof.

     "FIRST RIGHTS SHARES" has the meaning assigned to it in the Preamble.

     "FIRST SUBSCRIPTION PRICE" has the meaning assigned to it in the Preamble.

     "INDEMNITEES" has the meaning assigned to it in Section 9.2 hereof.

     "INITIAL FIDELITY NOTES" means $155.06 million aggregate principal amount of Exchange Notes held by Fidelity and its affiliates and consolidated funds as of February 11, 2004.

     "INITIAL INVESTOR NOTES" means $285.77 million aggregate principal amount of Exchange Notes held by the Investor and its affiliates (other than the Company and its subsidiaries) as of February 11, 2004.

     "INITIAL NOTES" means, together, the Initial Fidelity Notes and the Initial Investor Notes.

     "INVESTOR" has the meaning assigned to it in the Preamble.

     "INVESTOR $65 MILLION LINE OF CREDIT " means the $65 Million Senior Unsecured Supplemental Line of Credit Agreement, dated as of February 5, 2003, as amended.

     "INVESTOR $100 MILLION TERM LOAN" means the $100 Million Senior Unsecured Multiple-Draw Term Loan Agreement, dated as of February 5, 2003, as amended.

     "INVESTOR $125 MILLION TERM LOAN" means the $125 Million 2004 Senior Unsecured Multiple-Draw Term Loan Agreement, dated as of January 28, 2004.

     "INVESTOR ADVANCE" means amounts due under certain non-interest bearing subordinated promissory notes.

     "INVESTOR EQUITY CONTRIBUTION" means $150 million less the aggregate principal amount of the Additional Tendered Notes (which amount shall not be less than zero).

     "INVESTOR STOCK SUBSCRIPTION" means the amount, if any, of cash to be paid by the Company in exchange for Exchange Notes tendered in the Exchange Offer in the amounts set forth in the Offering Circular, excluding cash to be paid with respect to accrued interest at the applicable rate.

     "INVESTOR SUPPORT AGREEMENT" means the agreement, dated February 11, 2004, as amended, by and between the Company and the Investor with respect to, among other things, the Investor's commitment to participate in the Debt Reduction Transactions, a copy of which is attached hereto as Exhibit B.

     "INVESTOR'S OWNERSHIP PERCENTAGE" means the percentage of Common Stock owned by the Investor and its affiliates on the relevant date.

     "LOAN CONVERSION TRANSACTIONS" means the issuance of Class A Common Stock in exchange for the cancellation of the Conversion Loans.

     "NYSE" means the New York Stock Exchange.

     "OFFERING CIRCULAR" means the offering circular to be sent to the holders of the Exchange Notes in the Exchange Offer substantially in the form attached hereto as Exhibit C.

     "PERSON" includes all natural persons, corporations, business trusts, limited liability companies, associations, companies, partnerships, joint ventures and other entities, as well as governments and their respective agencies and political subdivisions.

     "PREFERRED STOCK TRANSACTIONS" means the issuance of Class A Common Stock
(x) in exchange for the Series A Preferred Stock and (y) upon conversion of the Series B Convertible Preferred Stock.

     "RCPC" means Revlon Consumer Products Corporation, a Delaware corporation and wholly-owned subsidiary of the Company.

     "REGISTRATION RIGHTS AGREEMENT" has the meaning assigned to it in Section
8.1 hereof.

     "SEC" means the Securities and Exchange Commission.

     "SECOND BASIC SUBSCRIPTION PRIVILEGE" has the meaning assigned to it in the Preamble.

     "SECOND OFFERING AMOUNT" means the positive excess, if any, of $200 million less the sum of (i) the aggregate principal amount of the Additional Tendered Notes, (ii) the Investor Equity Contribution, if any, and (iii) the aggregate proceeds of the First Rights Offering.

     "SECOND OVER-SUBSCRIPTION PRIVILEGE" has the meaning assigned to it in the Preamble.

     "SECOND RIGHTS" has the meaning assigned to it in the Preamble.

     "SECOND RIGHTS OFFERING" has the meaning assigned to it in the Preamble.

     "SECOND RIGHTS OFFERING RECORD DATE" has the meaning assigned to it in the Preamble.

     "SECOND RIGHTS OFFERING REGISTRATION STATEMENT" has the meaning assigned to it in Section 4.1(a) hereof.

     "SECOND RIGHTS SHARES" has the meaning assigned to it in the Preamble.

     "SECOND STAGE BACK-STOP SHARES" has the meaning assigned to it in Section
4.2 hereof.

     "SECOND SUBSCRIPTION PRICE" has the meaning assigned to it in the Preamble.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SERIES A PREFERRED STOCK" means the Company's Series A preferred stock, par value $0.01 per share.

     "SERIES B CONVERTIBLE PREFERRED STOCK" means the Company's Series B convertible preferred stock, par value $0.01 per share.

     "THIRD STAGE BACK-STOP AMOUNT" has the meaning assigned to it in Section
5.2 hereof.

     "THIRD STAGE OFFERING AMOUNT" means $300 million less the sum of (i) the aggregate principal amount of the Additional Tendered Notes, (ii) the Investor Equity Contribution, if any, (iii) the aggregate proceeds of the First Rights Offering, (iv) the aggregate proceeds of the Second Rights Offering (including, without limitation, the aggregate Second Subscription Price of the Second Stage Back-Stop Shares), and (v) the aggregate proceeds of any other equity offering(s), including, without limitation, any Third Stage Offerings, consummated after the Exchange Offer and used by RCPC to reduce its outstanding indebtedness, other than revolving indebtedness unless there is a corresponding commitment reduction.

     "THIRD STAGE OFFERINGS" means one or more offerings (which may be rights offerings and/or issuances of Class A Common Stock in a public offering or private placement or other exempt transactions either for cash or in exchange for outstanding indebtedness of RCPC) in order to reduce RCPC's outstanding indebtedness, other than revolving indebtedness unless there is a corresponding commitment reduction, by the Third Stage Offering Amount.

     Section 2. Exchange Offer.

        2.1 Investor Equity Contribution. Promptly following the expiration of the Exchange Offer (but in no event later than three (3) Business Days following the closing of the Exchange Offer), pursuant to the terms and subject to the conditions of this Agreement and the Exchange Offer as set forth in the Offering Circular, the Investor shall purchase for cash shares of Class A Common Stock at a per share purchase price of $2.50 in an aggregate subscription amount equal to the Investor Equity Contribution.

        2.2 Investor Stock Subscription. Promptly following the expiration of the Exchange Offer (but in no event later than the Company's obligation to pay cash consideration in exchange for Exchange Notes tendered for cash in the Exchange Offer, if applicable, in accordance with the terms of the Exchange Offer), pursuant to the terms and subject to the conditions of this Agreement and the Exchange Offer as set forth in the Offering Circular, the Investor shall purchase, and pay for in cash, shares of Class A Common Stock at a per share purchase price of $2.50 in an aggregate subscription amount equal to the Investor Stock Subscription.

        2.3 Use of Proceeds.

            (a) The Company shall, as soon as practicable following consummation of the Exchange Offer (after giving effect to compliance by the Investor with its obligations under Section 2.1 hereof), contribute the net cash proceeds received in satisfaction of the Investor Equity Contribution, if any, to RCPC as a capital contribution. The Company will cause RCPC to use, as soon as practicable, any such amounts to reduce RCPC's outstanding indebtedness, other than revolving indebtedness unless there is a corresponding commitment reduction.

            (b) The Company shall use any cash received in satisfaction of the Investor Stock Subscription for the cash consideration in the Exchange Offer.

        2.4 Conditions. The Investor's obligations pursuant to this Section 2 are conditioned upon consummation of the Exchange Offer in accordance with its terms. The maximum aggregate principal amount of Exchange Notes that may be tendered for cash in the Exchange Offer will be $150 million, which amount will be reduced by the aggregate principal amount of Additional Tendered Notes tendered and exchanged for Class A Common Stock.

     Section 3. First Rights Offering.

        3.1 The First Rights Offering.

            (a) Subject to Section 3.4 hereof, as soon as reasonably practicable after the consummation of the Exchange Offer, the Company will consummate the First Rights Offering. In connection therewith, the Company shall, as soon as reasonably practicable, prepare and file with the SEC a registration statement (including each amendment and supplement thereto, the "FIRST RIGHTS OFFERING REGISTRATION STATEMENT") on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration of securities), covering the issuance of the First Rights, if required, and the First Rights Shares. The Company will not permit any securities other than the First Rights, if required, and the First Rights Shares to be included in the First Rights Offering Registration Statement. The First Rights Offering Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) will be provided to the Investor and its counsel, and Fidelity and its counsel, prior to its filing with or other submission to the SEC. The First Rights Offering Registration Statement will comply in all material respects with the provisions of applicable federal securities laws. The Company promptly will correct any information included in the First Rights Offering Registration Statement if, and to the extent that, such information becomes false or misleading in any material respect, and the Company will take all steps necessary to cause the First Rights Offering Registration Statement, as so corrected, to be filed with the SEC and, upon its effectiveness, to be disseminated to the distributees of the First Rights, in each case as and to the extent required by applicable federal securities laws. The Investor and its counsel, and Fidelity and its counsel, will be given a reasonable opportunity to review and comment upon the First Rights Offering Registration Statement in each instance before it is filed with the SEC. In addition, the Company will provide the Investor and its counsel, and Fidelity and its counsel, with any written comments or other written communications that the Company or its counsel receives from time to time from the SEC or its staff with respect to the First Rights Offering Registration Statement promptly after the receipt of such comments or other communications. The Company will use its commercially reasonable efforts to cause the First Rights Offering Registration Statement to be filed pursuant to this Section 3.1 and to be declared effective by the SEC as soon as possible after the First Rights Offering Registration Statement is filed with the SEC.

            (b) As soon as reasonably practicable following the effective date of the First Rights Offering Registration Statement, the Company will commence the First Rights Offering. In the First Rights Offering, the Company will distribute, on a pro rata basis and at no charge, non-transferable First Rights to each holder of record of Common Stock as of the First Rights Offering Record Date. The First Rights will entitle the holder to purchase, at the election of the holder thereof, its pro rata number of First Rights Shares at the First Subscription Price, which when multiplied by the aggregate number of First Rights Shares offered shall equal the First Offering Amount.

            (c) The First Rights Offering will remain open for at least thirty
(30) days. The First Rights shall expire at 5:00 p.m., New York City time on the day following such thirtieth (30th) day, except as such expiration date or time may be extended by the Company or otherwise as may be required by applicable law or NYSE listing rule.

            (d) Each holder of First Rights who exercises in full its First Basic Subscription Privilege will be entitled to subscribe for additional First Rights Shares at the First Subscription Price to the extent that other holders of First Rights do not exercise all of their First Rights in the First Basic Subscription Privilege; provided that such oversubscription privilege will be limited, in the aggregate, to those First Rights Shares underlying the First Rights of holders other than the Investor.

            (e) If the number of First Rights Shares remaining after the exercise of all First Basic Subscription Privileges is not sufficient to satisfy all oversubscriptions, the First Rights holders who exercised their First Basic Subscription Privileges in full will be allocated First Rights Shares pro rata and in proportion to the number of First Rights Shares purchased through the First Basic Subscription Privilege. If the pro rata allocation exceeds the number of First Rights Shares requested on the subscription certificate, then each First Rights holder only will receive the number of First Rights Shares requested, and the remaining First Rights Shares from such First Rights holder's pro rata allocation will be divided among other First Rights holders exercising their oversubscription privileges. If the pro rata allocation is less than the number of First Rights Shares requested on the subscription certificate, then the excess funds paid by that First Rights holder as the First Subscription Price for the First Rights Shares not issued will be returned to such First Rights holder without interest or deduction.

            (f) The closing of the purchase of the oversubscription by each First Rights holder will occur at the time, for the First Subscription Price, in the manner, and on the terms and conditions of the First Rights Offering as will be set forth in the First Rights Offering Registration Statement.

        3.2 Subordination of First Basic Subscription Privilege. As set forth in the Investor Support Agreement, the Investor agrees to, and will cause its affiliates to, not exercise any First Rights which it, or its affiliates, receives in the First Rights Offering.

        3.3 Use of Proceeds. The Company shall, as soon as practicable following consummation of the First Rights Offering, contribute the net cash proceeds received in the First Rights Offering to RCPC as a capital contribution. The Company will cause RCPC to use, as soon as practicable, any such amounts to reduce RCPC's outstanding indebtedness, other than revolving indebtedness unless there is a corresponding commitment reduction.

        3.4 Conditions. The Company's obligation to conduct the First Rights Offering is conditioned upon the Investor having made either (x) an Investor Equity Contribution in cash (to the extent required hereunder), or (y) an Investor Stock

Subscription, and, accordingly, the First Offering Amount exceeding $0. The maximum aggregate First Subscription Price of First Rights Shares which may be purchased by holders other than the Investor, and taking into account the Investor's agreement in Section 3.2 hereof not to exercise its First Rights (whether by First Basic Subscription Privilege, oversubscription or otherwise), is (x)(A) the sum of the Investor Equity Contribution, if any, and the Investor Stock Subscription, divided by (B) the Investor's Ownership Percentage on the First Rights Offering Record Date, less (y) the sum of the Investor Equity Contribution, if any, and the Investor Stock Subscription.

     Section 4. Second Rights Offering.

        4.1 The Second Rights Offering.

            (a) Subject to Section 4.4 hereof, the Company will prepare and file with the SEC a registration statement (including each amendment and supplement thereto, the "Second Rights Offering Registration Statement") on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration of securities), covering the issuance of the Second Rights, if required, and the Second Rights Shares. The Company will not permit any securities other than the Second Rights, if required, and the Second Rights Shares to be included in the Second Rights Offering Registration Statement. The Second Rights Offering Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) will be provided to the Investor and its counsel, and Fidelity and its counsel, prior to its filing with or other submission to the SEC. The Second Rights Offering Registration Statement will comply in all material respects with the provisions of applicable federal securities laws. The Company promptly will correct any information included in the Second Rights Offering Registration Statement if, and to the extent that, such information becomes false or misleading in any material respect, and the Company will take all steps necessary to cause the Second Rights Offering Registration Statement, as so corrected, to be filed with the SEC and, upon its effectiveness, to be disseminated to the distributees of the Second Rights, in each case as and to the extent required by applicable federal securities laws. The Investor and its counsel, and Fidelity and its counsel, will be given a reasonable opportunity to review and comment upon the Second Rights Offering Registration Statement in each instance before it is filed with the SEC. In addition, the Company will provide the Investor and its counsel, and Fidelity and its counsel, with any written comments or other written communications that the Company or its counsel receives from time to time from the SEC or its staff with respect to the Second Rights Offering Registration Statement promptly after the receipt of such comments or other communications. The Company will use its commercially reasonable efforts to cause the Second Rights Offering Registration Statement to be filed pursuant to this Section 4.1 and to be declared effective by the SEC as soon as possible after the Second Rights Offering Registration Statement is filed with the SEC.

            (b) The offering price and terms of the Second Rights Offering shall be determined by the Board of Directors at the time of the Second Rights Offering.

            (c) As soon as reasonably practicable following the effective date of the Second Rights Offering Registration Statement, the Company will commence the Second Rights Offering. In the Second Rights Offering, the Company will distribute, on a pro rata basis and at no charge, Second Rights to each holder of record of Common Stock as of the Second Rights Offering Record Date. The Second Rights will entitle the holder to purchase, at the election of the holder thereof, its pro rata number of Second Rights Shares at the Second Subscription Price; provided, that, the Second Subscription Price multiplied by the aggregate number of Second Rights Shares offered shall equal the Second Offering Amount.

            (d) The Second Rights Offering will remain open for at least thirty
(30) days. The Second Rights shall expire at 5:00 p.m., New York City time on the day following such thirtieth (30th) day, except as such expiration date or time may be extended by the Company or otherwise as may be required by applicable law or NYSE listing rule.

            (e) Each holder of Second Rights who exercises in full its Second Basic Subscription Privilege will be entitled to subscribe for additional Second Rights Shares at the Second Subscription Price to the extent that other holders of Second Rights do not exercise all of their Second Rights in the Second Basic Subscription Privilege.

            (f) If the number of Second Rights Shares remaining after the exercise of all Second Basic Subscription Privileges is not sufficient to satisfy all Second Over-subscription Privileges, the Second Rights holders who exercised their Second Basic Subscription Privileges in full will be allocated Second Rights Shares pro rata and in proportion to the number of Second Rights Shares purchased through the Second Basic Subscription Privilege. If the pro rata allocation exceeds the number of Second Rights Shares requested on the subscription certificate, then each Second Rights holder only will receive the number of Second Rights Shares requested, and the remaining Second Rights Shares from such Second Rights holder's pro rata allocation will be divided among other Second Rights holders exercising their Second Over-subscription Privileges. If the pro rata allocation is less than the number of Second Rights Shares requested on the subscription certificate, then the excess funds paid by that Second Rights holder as the Second Subscription Price for the Second Rights Shares not issued will be returned to such Second Rights holder without interest or deduction.

            (g) The closing of the purchase of the Second Over-subscription Privilege by each Second Rights holder will occur at the time, for the Second Subscription Price, in the manner, and on the terms and conditions of the Second Rights Offering as will be set forth in the Second Rights Offering Registration Statement; provided, that in no event shall the Rights Offering be consummated after December 31, 2004.

            (h) Each of the Investor and Fidelity shall be entitled (but not obligated) to exercise any Second Basic Subscription Privilege and any Second Over-Subscription Privilege received in the Second Rights Offering in accordance with the

Second Rights Offering Registration Statement and along with all other holders of Second Rights.

            4.2 Back-stop of the Second Right Offering. Subject to Section 4.4 hereof, within three (3) Business Days following the expiration of the Second Rights Offering, pursuant to the terms and subject to the conditions of this Agreement and the Second Rights Offering as set forth in the Second Rights Offering Registration Statement, but in no event later than December 31, 2004, the Investor shall, on the same terms as the Second Rights Offering, purchase the number of shares of Class A Common Stock equal to the number of Second Rights Shares that are not otherwise subscribed and paid for by the holders of Second Rights under either their Second Basic Subscription Privilege or their Second Over-subscription Privilege, provided; however, that such number shall not exceed (x) the Second Offering Amount divided by (y) the Second Subscription Price (the "SECOND STAGE BACK-STOP SHARES").

            4.3 Use of Proceeds. The Company shall, as soon as practicable following consummation of the Second Rights Offering (after giving effect to compliance by the Investor with its obligations under Section 4.2 hereof), contribute the net cash proceeds received in the Second Rights Offering to RCPC as a capital contribution. The Company will cause RCPC to use, as soon as practicable, any such amounts to reduce RCPC's outstanding indebtedness, other than revolving indebtedness unless there is a corresponding commitment reduction.

            4.4 Conditions. The Company's obligation to conduct the Second Rights Offering, and the Investor's obligation to purchase the Second Stage Back-Stop Shares, is conditioned upon the Second Offering Amount exceeding $0.

     Section 5. Third Stage Offerings.

            5.1 Third Stage Offerings. Subject to Section 5.4 hereof, the Company will consummate, on or prior to March 31, 2006, the Third Stage Offerings. The offering price and terms of any Third Stage Offerings shall be determined by the Board of Directors at the time of the Third Stage Offerings.

            5.2 Back-stop of the Third Stage Offerings. In the event that the Third Stage Offering Amount exceeds $0, the Investor will, by March 31, 2006, purchase shares of Class A Common Stock for an aggregate amount of cash (such aggregate purchase price, the "THIRD STAGE BACK-STOP AMOUNT") which will, upon contribution by the Company to RCPC as a capital contribution, permit RCPC to reduce RCPC's indebtedness other than revolving indebtedness unless there is a corresponding commitment reduction, in an aggregate principal amount equal to the Third Stage Offering Amount. The Investor may satisfy its obligations by making an investment in Class A Common Stock in an amount equal to the Third Stage Back-Stop Amount pursuant to any transaction approved by the Board of Directors, which may include a rights offering.

            5.3 Use of Proceeds. The Company shall, as soon as practicable, following consummation of each Third Stage Offering (after giving effect to compliance by the Investor with its obligations under Section 5.2 hereof), contribute the net cash proceeds received in such Third Stage Offering (including, without limitation, the Third Stage Back-Stop Amount, if applicable) to RCPC as a capital contribution. The Company will cause RCPC to use, as soon as practicable, any such amounts to reduce RCPC's outstanding indebtedness, other than revolving indebtedness unless there is a corresponding commitment reduction.

            5.4 Conditions. The Company's obligation to conduct the Third Stage Offerings, and the Investor's obligation to purchase the Third Stage Back-Stop Amount, is conditioned upon the Third Stage Offering Amount exceeding $0. In no event shall the Third Stage Back-Stop Amount exceed the Third Stage Offering Amount.

     Section 6. Representations and Warranties of the Investor. The Investor represents and warrants to the Company as of the date hereof as follows:

            6.1 Organization. The Investor (a) is duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) has all corporate power and authority to consummate the transactions contemplated by this Agreement.

            6.2 Due Authorization. The Investor has the requisite corporate power and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder, and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by it of this Agreement.

            6.3 Due Execution; Enforceability. This Agreement has been duly and validly executed and delivered by the Investor and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

            6.4 No Conflicts. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereunder will not (a) conflict with or result in any breach of any provision of its certificate of incorporation or by-laws, (b) except for the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, federal securities laws, applicable state securities or blue sky laws and the rules and regulations of the NYSE, conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any material agreement, lease, mortgage, license, indenture, instrument or other contract to which it is a party or by which any of its properties or assets are bound, or (c) except for the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, federal securities laws, applicable state securities or blue sky laws and the rules and regulations of the NYSE, result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, federal and state securities laws and regulations) applicable to it or by which any of its properties or assets are bound or affected, except in the case of clauses (b) or (c), where such conflicts or violations would not prevent or materially delay its ability to consummate the transactions contemplated by this Agreement.

     6.5 Investment Representations and Warranties.

            (a) The shares of Class A Common Stock being acquired by it hereunder are being acquired for its own account, for the purpose of investment and not with a view to or for sale in connection with any public resale or distribution thereof in violation of applicable securities laws.

            (b) It is an "accredited investor" within the meaning of Rule 501(a) promulgated under the Securities Act.

     Section 7. Representations and Warranties of the Company. The Company represents and warrants to the Investor as of the date hereof as follows:

        7.1 Organization. The Company (a) is duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) is duly qualified or licensed to do business as a foreign corporation and is in good standing under the laws of each jurisdiction where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification or license necessary, except where the failure to be so qualified or licensed would not reasonably be expected to either prevent or materially delay its ability to perform its obligations hereunder, and (c) has all corporate power and authority to carry on its business as it now is being conducted and to consummate the transactions contemplated by this Agreement, including the issuance of the Class A Common Stock (other than the need to amend its certificate of incorporation to increase its authorized capital stock).

        7.2 Due Authorization. The Company has the requisite corporate power and authority to enter into, execute and deliver this Agreement, including the issuance of the Class A Common Stock (other than the need to amend its certificate of incorporation to increase its authorized capital stock), and to perform its obligations hereunder, and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by it of this Agreement, including the issuance of the Class A Common Stock (other than the need to amend its certificate of incorporation to increase its authorized capital stock).

        7.3 Due Execution; Enforceability. This Agreement has been duly and validly executed and delivered by the Company and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

        7.4 Consents. Except for the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, federal securities laws, applicable state securities or blue sky laws and the rules and regulations of the NYSE or the need to obtain an exemption, if required, from the DOL with respect to the issuance of the First Rights, the Second Rights or otherwise, to its best knowledge, neither the execution, delivery or performance of this Agreement, including the issuance of the Class A Common Stock (other than the need to amend its certificate of incorporation to increase its authorized capital stock), nor the consummation by it of its obligations and the transactions contemplated by this Agreement, including the issuance of the Class A Common Stock (other than the need to amend its certificate of incorporation to increase its authorized capital stock) requires any consent of, authorization by, exemption from, filing with, or notice to any governmental entity or any other Person.

        7.5 No Conflicts. The execution, delivery and performance of this Agreement, including the issuance of the Class A Common Stock (other than the need to amend its certificate of incorporation to increase its authorized capital stock) and the consummation of the transactions contemplated hereunder will not (a) conflict with or result in any breach of any provision of its certificate of incorporation or by-laws, (b) except for the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, federal securities laws, applicable state securities or blue sky laws and the rules and regulations of the NYSE or the need to obtain an exemption, if required, from the DOL with respect to the issuance of the First Rights, the Second Rights or otherwise, conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any material agreement, lease, mortgage, license, indenture, instrument or other contract to which it is a party or by which any of its properties or assets are bound, or (c) except for the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, federal securities laws, applicable state securities or blue sky laws and the rules and regulations of the NYSE, result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, federal and state securities laws and regulations) applicable to it or by which any of its properties or assets are bound or affected, except in the case of clauses
(b) or (c), where such conflicts or violations would not prevent or materially delay its ability to consummate the transactions contemplated by this Agreement, including the issuance of the Class A Common Stock.

        7.6 Board of Directors. The Board of Directors has determined that the Exchange Offer, this Agreement and the transactions contemplated hereby are advisable and in the best interests of the Company.

        7.7 Due Issuance and Authorization of Capital Stock. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of any or all of the stockholders of the Company. The shares of Class A Common Stock issued and delivered to the Investor pursuant to the terms hereof will be, upon issuance, duly authorized, validly issued, fully paid and non-assessable, and will not be subject to preemptive rights or other similar rights of any or all stockholders of the Company and will not impose personal liability upon the Investor thereof.

     Section 8. Additional Provisions. The Company and the Investor hereby agree to do the following:

        8.1 Registration Rights. The Company hereby acknowledges to the Investor that with respect to any shares of Class A Common Stock acquired by the Investor pursuant to the Debt Reduction Transactions or this Agreement, the Investor (or its affiliates, if applicable) shall be deemed to be a "Holder" and such shares of Class A Common Stock shall be deemed to be "Registrable Securities" for all purposes under the Registration Rights Agreement (as amended, the "REGISTRATION RIGHTS AGREEMENT") dated as of March 5, 1996, between Revlon Worldwide Corporation and the Company, as amended by the First Amendment to the Registration Rights Agreement, dated as of July 31, 2001, between REV Holdings Inc. (formerly known as Revlon Worldwide Corporation and now a limited liability company known as REV Holdings LLC) and the Company; provided, that, the Investor (or its affiliates) shall execute a joinder to the Registration Rights Agreement, if applicable.

     8.2 Cooperation with the Debt Reduction Transactions, the First Rights Offering, the Second Rights Offering and the Third Stage Offerings.

        (a) Voting Commitment. At every meeting of the stockholders of the Company called with respect to the Debt Reduction Transactions or the transactions contemplated by this Agreement (including, without limitation, Sections 2, 3, 4 and 5 hereof), and at every postponement or adjournment thereof, and on every action or approval by written consent of the Company's stockholders with respect to the Debt Reduction Transactions or the transactions contemplated by this Agreement (including, without limitation, Sections 2, 3, 4 and 5 hereof), the Investor agrees to vote such holder's shares of the Company's voting securities in favor of, or consent to, and, to the extent applicable, cause its affiliates to vote in favor of, or consent to, the Debt Reduction Transactions or the transactions contemplated by this Agreement (including, without limitation, Sections 2, 3, 4 and 5 hereof) and any matter that could reasonably be expected to facilitate the Debt Reduction Transactions or the transactions contemplated by this Agreement (including, without limitation, Sections 2, 3, 4 and 5 hereof). The Investor will not, and will cause its affiliates not to, enter into any agreement or understanding with any person or entity to vote or give instructions in any manner inconsistent with this Agreement.

        (b) Other Support. The Investor will, and will cause its affiliates to, cooperate with the Company and use its commercially reasonable efforts and take, or cause to be taken, all commercially reasonable actions in order to facilitate the successful consummation of the Debt Reduction Transactions, the First Rights Offering, the Second Rights Offering, the Third Stage Offerings and the other transactions contemplated by this Agreement. In particular, the Company is undertaking the Debt Reduction Transactions, the Second Rights Offering and the Third Stage Offerings in reliance on the Investor's commitments under Sections 2, 4 and 5 hereof. The Company will cooperate with the Investor and use its commercially reasonable efforts and take all commercially reasonable actions in order to facilitate the successful consummation of the Debt Reduction Transactions, the First Rights Offering, the Second Rights Offering, the Third Stage Offerings and the other transactions contemplated by this Agreement.

        8.3 Legend. The Investor agrees with the Company that the certificates evidencing the shares of Class A Common Stock to be purchased hereunder will bear the following legend:

"THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR THE SECURITIES ARE SOLD AND TRANSFERRED IN A TRANSACTION THAT IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT."

        8.4 Conversion Loans. Upon the terms and conditions of the Investor Support Agreement, all amounts outstanding, including accrued and unpaid interest thereon, at the applicable rate, under the Conversion Loans as of the closing of the Exchange Offer will be exchanged for shares of Class A Common Stock in the Loan Conversion Transactions. Following the Loan Conversion Transactions, the remaining commitments under the Conversions Loans (other than the Investor Advance) will remain available to RCPC in accordance with the terms of the Conversion Loans (other than the Investor Advance).

        8.5 Further Assurances. From time to time after the date of this Agreement, the parties hereto shall execute, acknowledge and deliver to the other parties such other instruments, documents, and certificates and will take such other actions as the other parties may reasonably request in order to consummate the transactions contemplated by this Agreement.

        8.6 Investor Conditions. The Investor's obligations in Sections 2, 4, and 5 hereunder to acquire capital stock of the Company through subscription, exchange, purchase or otherwise shall be subject in each case to the satisfaction or waiver of the following conditions: (a) there shall be sufficient authorized capital stock for the Company to effect such transaction, and (b) there shall not be any action taken, or any law or regulation, ruling, order or injunction enacted, enforced, promulgated, proposed, issued or deemed applicable to such transaction by any governmental authority or self-regulatory organization that makes such transaction illegal or that seeks to prohibit or enjoin such transaction.

     Section 9. Miscellaneous.

        9.1 Notices. Any notice or other communication required or which may be given pursuant to this Agreement will be in writing and either delivered personally to the addressee, telecopied to the addressee, sent via electronic mail or mailed, certified or registered mail, postage prepaid, and will be deemed given when so delivered personally, telecopied, or sent via electronic mail, or, if mailed, five (5) days after the date of mailing, as follows:

                      (i)  if to the Investor, to:

                                    Mafco Holdings Inc.
                                    35 East 62nd Street
                                    New York, NY 10021
                                    Attention: General Counsel
                                    Facsimile: 212-572-5056
                                    Email: bschwartz@mafgrp.com

                           with one copy (which shall not constitute notice) to:

                                    Wachtell, Lipton, Rosen & Katz
                                    51 W. 52nd Street
                                    New York, N.Y. 10019
                                    Attention: Adam O. Emmerich and
                                    David C. Karp
                                    Facsimile: (212) 403-2234 and
                                    (212) 403-2327
                                    Email: aoemmerich@wlrk.com and
                                    dckarp@wlrk.com


                     (ii)  if to the Company, to:

                                    Revlon, Inc.
                                    237 Park Avenue
                                    New York, NY 10017
                                    Attention: Chief Legal Officer
                                    Facsimile: 212-527-5693
                                    Email:  robert.kretzman@revlon.com

                           with one copy (which shall not constitute notice) to:

                                    Skadden, Arps, Slate, Meagher & Flom LLP
                                    Four Times Square
                                    New York, New York 10036
                                    Attention: J. Gregory Milmoe
                                    Facsimile: 212-735-2000
                                    email: jmilmoe@skadden.com


        9.2 Indemnification. The Company will indemnify, save and hold harmless the Investor, and all of its directors, officers, stockholders, employees, partners, members, managers, representatives, affiliates, attorneys and agents and all of its heirs, successors, legal administrators and permitted assigns (the "INDEMNITEES") from and against any and all liability, loss, cost, damage, reasonable attorneys' and accountants' fees and expenses, court costs and all other out-of-pocket expenses incurred by any or all of the Indemnitees in connection with or arising from the execution, delivery and performance by the Company of this Agreement (but not the Debt Reduction Transactions), the Second Rights Offering, the Third Stage Offerings and any other related transaction, except to the extent of any willful misconduct or gross negligence of the Indemnitees. This indemnification provision will be in addition to the rights of each and all of the Indemnitees to bring an action against the Company for breach of any term of this Agreement. The Company acknowledges and agrees that each and all of the Indemnitees shall be treated as third party beneficiaries with rights to bring an action against the Company under this Section 9.2.

        9.3 Survival of Representations and Warranties etc. All representations and warranties made in, pursuant to or in connection with this Agreement will survive the execution and delivery of this Agreement indefinitely, notwithstanding any investigation at any time made by or on behalf of any party hereto; and all statements contained in any certificate, instrument or other writing delivered by or on behalf of any party hereto required to be made pursuant to the terms of this Agreement or required to be made in connection with or in contemplation of the transactions contemplated by this Agreement will constitute representations and warranties by such party pursuant to this Agreement.

        9.4 Assignment. This Agreement will be binding upon and inure to the benefit of each and all of the parties to this Agreement, and, except as set forth below, neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the parties to this Agreement without the prior written consent of the other parties. This Agreement, or the Investor's obligations hereunder, may be assigned, delegated or transferred, in whole or in part, by the Investor to any affiliate of the Investor (other than REV Holdings LLC) over which the Investor or any of its affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights; provided, any such assignee assumes the obligations of the Investor hereunder and agrees in writing to be bound by the terms of this Agreement in the same manner as the Investor. Notwithstanding the foregoing, no such assignment shall relieve the Investor of its obligations hereunder if such assignee fails to perform such obligations. Without complying with the provisions of this Section 9.4, the Investor may satisfy its obligations under Sections 2, 4 or 5 hereof by causing an affiliate of the Investor (other than REV Holdings LLC) to satisfy its obligations under such Sections.

        9.5 Entire Agreement. This Agreement and the Investor Support Agreement contain the entire agreement by and between the Company and the Investor with respect to the transactions contemplated by this Agreement and the Investor Support Agreement and supersede all prior agreements and representations, written or oral, with respect thereto.

        9.6 Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at law or in equity.

        9.7 Governing Law; Jurisdiction; Venue; Process. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. Any legal or equitable action or proceeding arising out of or in connection with this Agreement or in any certificate, report or other instrument delivered under or pursuant to any term of this Agreement will be brought only in the courts of the State of New York, in the County and City of New York or of the United States District Court for the Southern District of New York, and by execution and delivery of this Agreement, each of the parties hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts. Each of the parties hereby irrevocably waives any objection which it may now or hereafter have to laying of jurisdiction or venue of any actions or proceedings arising out of or in connection with this Agreement or in any certificate, report or other instrument delivered under or pursuant to any term of this Agreement brought in the courts referred to above and hereby further irrevocably waive and agree not to plead or claim in any such court that any such action or proceeding has been brought in an inconvenient forum. Each of the parties further agrees that the mailing by certified or registered mail, return receipt requested, of any process required by any such court will constitute valid and lawful service of process against it, without necessity for service by any other means provided by statute or rule of court. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        9.8 Counterparts. This Agreement may be executed in two or more counterparts, which may be by facsimile, each of which will be deemed an original but all of which together will constitute one and the same instrument. All such counterparts will be deemed an original, will be construed together and will constitute one and the same instrument.

        9.9 Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

        9.10 Third Party Beneficiary. Fidelity is an intended third party beneficiary of this Agreement and Fidelity's prior written consent shall be required for any amendment or waiver of this Agreement.

                            [Execution Page Follows]

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                       REVLON, INC.


                                       By: /s/ Robert K. Kretzman
                                          --------------------------------------
                                             Name:  Robert K. Kretzman
                                             Title: Executive Vice President,
                                                    Chief Legal Officer


                                       MAFCO HOLDINGS INC.


                                       By: /s/ Barry F. Schwartz
                                          --------------------------------------
                                             Name:  Barry F. Schwartz
                                             Title: Executive Vice President and
                                                    General Counsel